UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2026

Buda Juice, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43043	46-4069365
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4030 Black Gold Drive,

Dallas, Texas 75247

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 308-5003

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUDA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

In connection with the initial public offering (the “Offering”) of the common stock, par value $0.001 per share, of Buda Juice, Inc. (the “Company”), described in the prospectus (the “Prospectus”), dated January 7, 2026, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, which Prospectus is deemed to be part of the Registration Statement on Form S-1, as amended (File No. 333-289874), the Company entered into an Underwriting Agreement (“Underwriting Agreement”), dated January 7, 2026, with Public Ventures, LLC (d/b/a MDB CAPITAL) (“MDB”) as representative of the underwriters named therein, for the offer and sale of 2,666,667 shares of the Company’s common stock at a public offering price of $7.50 per share for gross proceeds of $20 million, before deducting underwriting discounts and other related expenses. The Underwriting Agreement is filed herewith as Exhibit 1.1 and is incorporated herein by reference. The terms of the Underwriting Agreement are substantially the same as the terms set forth in the form of such agreement previously filed as an exhibit to the Registration Statement and as described therein.

Pursuant to the Underwriting Agreement, as partial compensation for their services, the Company issued to the underwriters on the closing date of the Offering (the “Closing Date”), warrants (the “Underwriter Warrants”) to purchase an aggregate of 266,667 shares of our common stock, representing 10% of the aggregate number of shares of Common Stock sold by the Company in this Offering. The Underwriter Warrants will be exercisable, in whole or in part, commencing on July 7, 2026, and expiring on January 7, 2031, at an initial exercise price per share of common stock of $9.375, which is equal to 125% of the Offering price. The terms of the Underwriter Warrant are substantially the same as the terms set forth in the form of such warrant which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2026, the Company adopted the Buda Juice, Inc. 2025 Equity Incentive Plan (the “2025 Plan”) The 2025 plan will permit the grant of a variety of equity-based and cash-based awards to eligible employees, directors, and consultants, with the goal of attracting, motivating, and retaining individuals who will contribute to the Company’s long-term success as a public company. The terms of the 2025 Plan are substantially the same as those previously disclosed in the Registration Statement and described therein.

The foregoing description of the 2025 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2025 Plan which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On January 7, 2026, we issued a press release announcing the pricing of the Offering. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. On January 8, 2026, we issued a press release announcing the commencement of trading of our comment stock on NYSE American. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

The information set forth in Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits

1.1	Underwriting Agreement, dated January 7, 2026, by and between Buda Juice, Inc. and MDB LLC

4.1	Form of Representative’s Warrant Agreement

10.1	Buda Juice, Inc. 2025 Equity Incentive Plan

99.1	Press Release of Buda Juice, Inc. entitled “Buda Juice Announces Pricing of $20 Million Initial Public Offering” dated January 7, 2026

99.2	Press Release of Buda Juice, Inc. entitled “Buda Juice Commences Trading on NYSE American Exchange” dated January 8, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2026	Buda Juice, Inc.

	By:	/s/ Horatio Lonsdale-Hands
	Name:	Horatio Lonsdale-Hands
	Title:	Chief Executive Officer